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                                                                      EXHIBIT 21

                        THE DUN & BRADSTREET CORPORATION

              LIST OF ACTIVE SUBSIDIARIES AS OF DECEMBER 31, 1997

                                                                     STATE OR OTHER       % OWNERSHIP
                                                                    JURISDICTION OF       (100% EXCEPT
                            NAME                                      ORGANIZATION         AS NOTED)
                            ----                                ------------------------  ------------
D&B ESPANA S.A.                                                 Spain
DUN & BRADSTREET (SWITZERLAND) AG                               Delaware/Switzerland
DUN & BRADSTREET COMPUTER LEASING, INC.                         Delaware
          Fillupar Leasing Partnership                          Delaware                     98.00
DUN & BRADSTREET, INC.                                          Delaware
          Dun & Bradstreet RMS Franchise Corporation            Delaware
          Duns Holding, Inc.                                    Delaware
                    D&B Acquisition Corp.                       Delaware
                    Corinthian Leasing Corporation              Delaware
DUN & BRADSTREET INFORMATION SERVICES INDIA PVT. LTD.           India
DUN & BRADSTREET INTERNATIONAL, LTD.                            Delaware
          Dun & Bradstreet S.A.                                 Argentina
          Dun & Bradstreet (Australia) Holdings Pty.            Australia
                    Dun & Bradstreet (Australia) Group Pty.
                      Ltd.                                      Australia
          Arrebnac Pty. Ltd.                                    Australia
                    D&B Pty. Ltd. (Australia)                   Australia
                              College Mercantile Pty. Ltd.      Australia
                                        Dun & Bradstreet
                                          (Australia) Pty.
                                          Limited               Australia
                              Dun & Bradstreet Unit Trust       Australia
                              Moody's Investors Service Pty.
                                Limited                         Australia
          Dun & Bradstreet Information Services Ges.mbH         Austria
          Dun & Bradstreet Canada Holding, Ltd.                 Canada
                    The D&B Companies of Canada Ltd.            Canada
          Dun & Bradstreet Do Brasil, Ltda.                     Delaware/Brazil
          N.V. Dun & Bradstreet-Eurinform S.A.                  Delaware/Belgium
          Dun & Bradstreet International Consultant
            (Shanghai) Co. Ltd.                                 China
          D&B Group, Ltd.                                       Delaware
                    D&B Europe Limited                          England
                              Dun & Bradstreet Limited          England
                                        Dun & Bradstreet
                                          Limited               Ireland
                                             Dun &
                                               Bradstreet
                                               Finance Ltd.     England
                              Dun & Bradstreet (U.K.) Ltd.      England
                                        Dun & Bradstreet
                                          Pension Trustees
                                          Ltd.                  England
                    Moody's Investors Service Ltd.              England
          Dun & Bradstreet Credit Control, Ltd.                 Delaware
                    Dun & Bradstreet (HK) Limited               Hong Kong
          Dun & Bradstreet Deutschland GmbH                     Germany
                    D&B Schimmelpfeng Unterstutzungskasse
                      GmbH                                      Germany
          Dun & Bradstreet Holdings B.V.                        The Netherlands
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
                                                                     STATE OR OTHER       % OWNERSHIP
                                                                    JURISDICTION OF       (100% EXCEPT
                            NAME                                      ORGANIZATION         AS NOTED)
                            ----                                ------------------------  ------------
DUN & BRADSTREET INTERNATIONAL, LTD. (CONTINUED)

                                                                     STATE OR OTHER       % OWNERSHIP
                                                                    JURISDICTION OF       (100% EXCEPT
                            NAME                                      ORGANIZATION         AS NOTED)
                            ----                                ------------------------  ------------
                    Dun & Bradstreet Kosmos S.p.A.              Italy
                              Argus Situazioni Aziendali
                                S.r.1.                          Italy
                              Data Tech S.r.1.                  Italy
                              Orefro L'Informazione S.p.A.      Italy
                                        Consorzio
                                          Manifatturieri
                                          S.r.1.                Italy
                                        Ore. Tel S.r.L.         Italy
                                        Orefro Data S.r.1.      Italy
                                        Te.ma.Tel S.r.1.        Italy
                    Dun & Bradstreet B.V.                       The Netherlands
                              Perfect Data International
                                N.V.                            The Netherlands Antilles
                                        Perfect Data
                                          Services B.V.         The Netherlands
                    Dun & Bradstreet Holding (Norway) A/S       Norway
                              Dun & Bradstreet Norge A/S        Norway
                              Dun & Bradstreet Soliditet A/S    Norway
                    Dun & Bradstreet (C&EE) Holding B.V.        The Netherlands              80.00
                              Dun & Bradstreet spol s r.o.      Czech Republic               80.00
                              Dun & Bradstreet Hungaria
                                Informacio Szogaltato
                                Korlatolt Felelosegu Tarasag    Hungary                      80.00
                              Dun & Bradstreet Poland sp.
                                zo.o.                           Poland                       80.00
                    Dun & Bradstreet S.C.S.                     France
                              D&B Management S.A.S.             France
                              Moody's France S.A.               France
                              S&W S.A.S.                        France
                    Dun & Bradstreet Danmark Holding A/S        Denmark
                              Dun & Bradstreet Denmark A/S      Denmark
          Dun & Bradstreet (Israel) Ltd.                        Israel
          Dun & Bradstreet Japan Ltd.                           Japan
          D&B Information Services (M) Sdn. Bhd.                Malaysia
          Dun & Bradstreet de Mexico S.A. de C.V.               Mexico
          Dun & Bradstreet (New Zealand) Limited                New Zealand
          Dun & Bradstreet S.A.                                 Peru
          Dun & Bradstreet Portugal, Ltda.                      Portugal
          Dun & Bradstreet (Singapore) Pte. Ltd.                Singapore
          Dun & Bradstreet Nordic AB                            Sweden
                    Dun & Bradstreet Finland OY                 Finland
                    Dun & Bradstreet Sverige AB                 Sweden
          Beheer en Beleggingsmaatschappij Stivaco B.V.         The Netherlands
                    Dun & Bradstreet Zimbabwe (Private)
                      Limited                                   Zimbabwe
DUNS INVESTING VII CORPORATION                                  Delaware
DUNSNET INC.                                                    Delaware
          Dun & Bradstreet Marketing Pty. Ltd.                  Australia
MOODY'S INVESTORS SERVICE, INC.                                 Delaware
          Financial Proformas, Inc.                             Delaware
          Moody's Overseas Holdings, Inc.                       Delaware
                    Moody's Interbank Credit Services
                      Limited                                   Cyprus
          Moody's America Latina Ltda.                          Brazil
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
                                                                     STATE OR OTHER       % OWNERSHIP
                                                                    JURISDICTION OF       (100% EXCEPT
                            NAME                                      ORGANIZATION         AS NOTED)
                            ----                                ------------------------  ------------
MOODY'S INVESTORS SERVICE, INC. (CONTINUED)
          Moody's Canada Inc.                                   Canada
          Moody's Deutschland GmbH                              Germany
          Moody's Asia Pacific Limited                          Hong Kong
          Moody's Japan Kabushiki Kaisha                        Japan
          Moody's Singapore Pte Ltd.                            Singapore
          Moody's Investors Service Espana, S.A.                Spain
PALMETTO ASSURANCE LTD.                                         Bermuda
THE REUBEN H. DONNELLEY CORPORATION                             Delaware
          Am-Don Partnership                                    Illinois                     50.00
          The CenDon Partnership                                Illinois                     50.00
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